BY-LAWS

                                       OF

                     CENTURION DELAWARE GOLD HOLDINGS, INC.
                                   ARTICLE I.

                                     OFFICES

            CENTURION DELAWARE GOLD HOLDINGS, INC. (hereinafter called the "Corporation") may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation's business.

                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

      Section 1. Annual Meeting. The annual meeting of the holders of shares of stock entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (hereinafter called the "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held each year at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

      Section 2. Special Meetings. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of the Corporation's stock may be called at any time by the Board of Directors and may be held at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

      Section 3. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any such meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary of the Corporation shall, after giving such notices make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

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            Section 4. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or the By-Laws, a waiver thereof in writing or by telegraph, cable or other form of recorded communication, signed by the person entitled to notice, whether before or after the time stated therein, shall be deeded equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business thereat because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation.

            Section 5. Organization. The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 5 of Article II to be performed by him at such meeting shall be performed at such meeting by the officer described in the last section of Section 6 of Article IV. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

            Section 6. Stockholders Entitled to Vote. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to give such consent or express such dissent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place specified in the notice of the meeting within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

            Section 7. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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            Section 8. Order of Business.  The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote at the meeting; provided, that at special meetings of stockholders no business other than that specified in the notice of the meetings or germane thereto shall be transacted.

            Section 9. Vote of Stockholders. Except as otherwise permitted by law or by the Certificate of Incorporation or the By-Laws, all action by stockholders shall be taken at a stockholders meeting. Every stockholder of record, as determined pursuant to Section 6 of this Article II, and who is entitled to vote, shall be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote or entitled to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by written ballot unless the chairman of the meeting shall determine that it shall be by written ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by written ballot each written ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation or by Section 14 of Article III, all elections of directors and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

            Section 10. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless within sixty (60) days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to the Secretary or other agent of the Corporation having custody of the minute book of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.


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

                                  ARTICLE III.

                               BOARD OF DIRECTORS

            Section 1. Election and Term. The directors shall be elected at the Annual Meeting of the Stockholders and shall be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified or until their earlier resignation or removal.

            Section 2. Qualification. A director need not be the record or beneficial owner of shares of capital stock of the Corporation. Acceptance of the office of director may be expressed orally or in writing.

            Section 3. Number. The number of directors which shall constitute the whole board shall be three (3). The number may be increased or decreased from time to time by amendment of this by-law by the board of directors or the stockholders within the limits permitted by law; provided that any decrease in the number of directors shall not change the term of any director in office at the time thereof.

            Section 4. General Powers. The business, properties and affairs of the Corporation shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation, to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation or by these By-Laws.

            Section 5. Place of Meetings. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, as is from time to time designated by the Board of Directors.

            Section 6. Organization Meeting. A newly elected Board of Directors shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof as soon as practicable after each Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 8 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.


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            Section  7.  Regular  Meetings.  Regular  meetings  of the  Board of
Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

            Section 8. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board or the President or on the request in writing of any two (2) directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication or be delivered personally or by telephone not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the By-Laws. Unless limited by law, by the Certificate of Incorporation or by the By-Laws, any and all business may be transacted at any special meeting.

            Section 9. Organization of Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 9 of Article III to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Section 6 of Article IV. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary of all meetings of the Board of Directors, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

            Section 10. Quorum and Manner of Acting. At every meeting of the Board of Directors a majority of the total number of directors constituting the whole Board of Directors shall constitute a quorum. Except as otherwise provided by law or by the Certificate of Incorporation, by Section 15(a) or Section 17 of this Article III, or by Section 3 of Article IV, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of telephone conference or similar communications equipment whereby means all persons participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 10 of Article III shall constitute his presence in person at such meeting.


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            Section 11. Voting.  On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board of Directors so requests at the time.

            Section 12. Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting by the Board of Directors or by any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

            Section 13. Section 13. Resignations. Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

            Section 14. Section 14. Removal of Directors. Any director may be removed, either for or without cause, at any time by action of the holders of a majority of the outstanding shares of stock entitled to vote thereon, either at a meeting of the holders of such shares or, whenever permitted by law, without a meeting by their written consents thereto.

            Section 15. Filing of Vacancies. Except as otherwise provided by law and the Certificate of Incorporation, in case of any increase in the number of directors, or of any vacancy in the Board of Directors, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided in Section 10 of this Article III, or
(b) by the holders of capital stock of the Corporation entitled to vote thereon, either at an Annual Meeting of Stockholders or at a special meeting of such holders called for that purpose. The directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified or until their earlier resignation or removal.

            Section 16. Interested Directors and Officers.

            a. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one (1) or more of the Corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transactions, or solely because his or their votes are counted for such purpose, if:

            (1) The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or


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

            (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.

            b. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereby which authorizes the contract or transaction.

            Section 17. Bankruptcy. The Corporation shall not voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency, moratorium, liquidation or similar law without the affirmative vote of 100% of the directors of the Corporation.

                                  ARTICLE IV.

                                  THE OFFICERS

            Section 1. Officers - Qualifications. The elected officers of the Corporation shall be a President, a Secretary, a Treasurer and, at the option of the Board of Directors, a Chairman of the Board. The elected officers shall be elected by the Board of Directors. The Chairman of the Board and the President shall be selected from the directors. The Board of Directors may elect one or more Vice Presidents and elect or appoint such other officers as may be deemed necessary. Assistant Secretaries, Assistant Treasurers and other officers and agents may be appointed by the Board of Directors or may be appointed pursuant to Section 6 of this Article IV.

            Section 2. Term of Office; Vacancies. So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year and, except as otherwise provided in Sections 3 and 4, and subject to the provisions of Section 6 of this Article IV, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

            Section 3. Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for the purpose.

            Section 4. Resignations. Any officer may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.


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

            Section 5. Officers Holding More Than One Office. Any officer may hold two (2) or more offices the duties of which can be consistently performed by the same person, except that the offices of President and Secretary may not be held by the same person at the same time.

            Section 6. The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall direct, coordinate and control the Corporation's business and activities and its operating expenses and capital expenditures and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. He shall be responsible for the employment or appointment of employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article IV) as may be required for the conduct of the business and the attainment of the objectives of the Corporation. He shall have authority to suspend or to remove any employee, agent or appointed officer of the Corporation and, in the case of the suspension for cause of any such elected officer, to recommend to the Board of Directors what further action should be taken. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. As provided in Section 5 of Article II, he shall act as chairman at all meetings of the stockholders at which he is present, and, as provided in
Section 9 of Article III, he shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the President, and, in the absence of the Chairman of the Board and the President, such duties shall be performed by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

            Section 7. The President. The President shall be the chief administrative officer of the Corporation. He shall implement the general directives, plans and policies and shall establish operating and administrative plans and policies and direct and coordinate the Corporation's organizational components, within the scope of the authority delegated to him by the Board of Directors. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and the responsibility for the employment or appointment of such employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this
Article IV) as may be required to carry on the operations of the business. He shall have authority to suspend or to remove any employee or agent of the Corporation (other than officers). As provided in Section 6 of this Article IV, in the absence of the Chairman of the Board, the President shall perform all the duties and exercise the authority of the Chairman of the Board. In the absence of the President, his duties shall be performed and his authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.


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

            Section 8. The Vice Presidents. The several Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board or the President.

            Section 9. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and, as provided in Section 5 of Article II and Section 9 of Article III, shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he is present, and where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. As provided in Section 2 of Article VII, he shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary, if any, or such person as shall be designated by the Chairman of the Board shall perform his duties.

            Section 10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. Except as otherwise provided by the Board of Directors or in the Corporation's plan of organization, he shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the treasurer of a corporation. Whenever required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, an Assistant Treasurer, if any, or such person as shall be designated by the Chairman of the Board shall perform his duties.

            Section 11. Additional Duties and Authority. In addition to the foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform such other duties and may exercise such further authority as the Board of Directors may, from time to time, determine or as may be assigned to them by any superior officer.

                                   ARTICLE V.

                          STOCK AND TRANSFERS OF STOCK

            Section 1. Stock Certificates. The capital stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by the President or any Vice President, and by the Secretary or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

            Section 2. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes.

            Section 3. Lost Certificate. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

            Section 4. Determination of Holders of Record for Certain Purposes. In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, not more than sixty (60) days prior to the date of payment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date has been fixed as aforesaid.

                                  ARTICLE VI.

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

            Section 1. Indemnification

            a. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation or such other person and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or such other person and, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

            b. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation or such other person and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 2. Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith, if any, as the Board of Directors deems appropriate.

            Section 3. Determination of Indemnification. Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

            Section 4. Nonexclusive Right. The indemnification  provided by this
Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such a Director, officer, employee or agent and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such person.

                                  ARTICLE VII.

                                 CORPORATE SEAL

            Section 1. Seal. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and in the center of the circle the words "Corporate Seal Delaware" and the figures representing the year of the organization of the Corporation.

            Section 2. Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer, or by any other person or persons as may be designated by the Board of Directors.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

            Section 1. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

            Section 2. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

            Section 3. References to Article and Section Numbers and to the By-Laws and the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.

                                   ARTICLE IX.

                                   AMENDMENTS

            Section 1. Amendments. The By-Laws may be altered, amended, or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon and entitled to vote thereon and by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors or by the written consent of all members of the whole Board of Directors; provided, that in no event shall any alteration, amendment or repeal of any By-law impair, or impair the intent of, or be inconsistent with, the Certificate of Incorporation of the Corporation; and provided, further, that notice of such proposed alteration, amendment or repeal be included in the notice of meeting, and may be altered or repealed by a vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting.

            Section 2. Amendment of Certain By-Laws. Notwithstanding any other provision of these By-Laws, (x) the affirmative vote of 100% of the members of the Board of Directors of the Corporation shall be required in order to alter, amend, or repeal Sections 1, 3, 4, 6, 10 or 17 of Article III, or Sections 1 or 2 of this Article IX of these By-Laws, or to adopt any by-law which would have the substantive effect of altering, amending or repealing Sections 1, 3, 4, 6 or 10 of Article III, or Sections 1 or 2 of this Article IX of these By-Laws and
(y) the affirmative vote of 100% of the holders of the Corporation's preferred stock shall be required in order to alter, amend or repeal Article X of these By-Laws.

            Article X: Dissolution and Winding up of the Corporation

            Section 10.1. Dissolution and Winding up of the Corporation The Corporation shall cease doing business and immediately dissolve, wind up its affairs and distribute its assets without further action on the part of the Board of Directors or the shareholders of the Corporation (to the fullest extent permitted by the Certificate of Incorporation consistent with General Corporation Law of the State of Delaware, as amended from time to time); upon the occurrence of the following events (each of the following, an "Event of Default"): (i) the commons stock of Centurion Gold Holdings, Inc., a Florida corporation and parent company of the Corporation (the "Parent")) shall fail to trade upon the NASD Over the Counter Bulletin Board ("OTCBB"); (iii) the Parent shall fail to complete and file an effective registration statement registering shares of its common stock underlying the conversion [of the any convertible note or warrant issued by the Parent to Laurus Master Fund, Ltd.] or (iv) if, on any date occurring on or after February __, 2007, the closing price of the Parent's common stock on a OTCBB shall be fail to be at least $0.75 for five (5) of the trailing twenty two (22) trading days prior to such date. [discuss]

In witness whereof, the Corporation has caused these By-Laws to be adopted on this __th day of February, 2005.


                                    CENTURION DELAWARE GOLD HOLDINGS, INC.

                                    By:
                                       -----------------------------------------
                                        Name:
                                        Title:

                                      INDEX

                                       to

                                     BY-LAWS

                     CENTURION DELAWARE GOLD HOLDINGS, INC.

ARTICLE I.       OFFICES.......................................................1

ARTICLE II.      MEETINGS OF STOCKHOLDERS......................................1

   Section 1.    Annual Meeting................................................1

   Section 2.    Special Meetings..............................................1

   Section 3.    Notice of Meetings............................................1

   Section 4.    Waiver of Notice..............................................2

   Section 5.    Organization..................................................2

   Section 6.    Stockholders Entitled to Vote.................................2

   Section 7.    Quorum and Adjournment........................................2

   Section 8.    Order of Business.............................................3

   Section 9.    Vote of Stockholders..........................................3

   Section 10.   Consent of Stockholders in Lieu of Meeting....................3

ARTICLE III.     BOARD OF DIRECTORS............................................4

   Section 1.    Election and Term.............................................4

   Section 2.    Qualification.................................................4

   Section 3.    Number........................................................4

   Section 4.    General Powers................................................4

   Section 5.    Place of Meetings.............................................4

   Section 6.    Organization Meeting..........................................4

   Section 7.    Regular Meetings..............................................5

   Section 8.    Special Meetings; Notice and Waiver of Notice.................5

   Section 9.    Organization of Meetings......................................5

   Section 10.   Quorum and Manner of Acting...................................5

   Section 11.   Voting........................................................6

   Section 12.   Action Without a Meeting......................................6

   Section 13.   Section 13.  Resignations.....................................6

   Section 14.   Section 14.  Removal of Directors.............................6

   Section 15.   Filing of Vacancies...........................................6

   Section 16.   Interested Directors and Officers.............................6

ARTICLE IV.      THE OFFICERS..................................................7

   Section 1.    Officers - Qualifications.....................................7

   Section 2.    Term of Office; Vacancies.....................................7

   Section 3.    Removal of Elected Officers...................................7

   Section 4.    Resignations..................................................7

   Section 5.    Officers Holding More Than One Office.........................8

   Section 6.    The Chairman of the Board.....................................8

   Section 7.    The President.................................................8

   Section 8.    The Vice Presidents...........................................9

   Section 9.    The Secretary.................................................9

   Section 10.   The Treasurer.................................................9

   Section 11.   Additional Duties and Authority...............................9

ARTICLE V.       STOCK AND TRANSFERS OF STOCK..................................9

   Section 1.    Stock Certificates............................................9

   Section 2.    Transfers of Stock...........................................10

   Section 3.    Lost Certificate.............................................10

   Section 4.    Determination of Holders of Record for
                  Certain Purposes............................................10

ARTICLE VI.      INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS............10

   Section 1.    Indemnification. a...........................................10

   Section 2.    Expenses.....................................................11

   Section 3.    Determination of Indemnification.............................11

   Section 4.    Nonexclusive Right...........................................11

ARTICLE VII.     CORPORATE SEAL...............................................12

   Section 1.    Seal.........................................................12

   Section 2.    Affixing and Attesting.......................................12

ARTICLE VIII.    MISCELLANEOUS................................................12

   Section 1.    Fiscal Year..................................................12

   Section 2.    Signatures on Negotiable Instruments.........................12

   Section 3.    References to Article and Section Numbers and to
                  the By-Laws and the Certificate of Incorporation............12

ARTICLE IX.      AMENDMENTS...................................................12

   Section 1.    Amendments...................................................12

   Section 2.    Amendment of Certain By-Laws.................................13

                                     BY-LAWS

                                       OF

                     CENTURION DELAWARE GOLD HOLDINGS, INC.

                            (a Delaware corporation)

                             As adopted May 27, 2004